SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               September 27, 2001


                          KRISPY KREME DOUGHNUTS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         North Carolina               000-30209                 56-2169715
----------------------------        ------------            -------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


370 Knollwood Street
Winston-Salem, North Carolina                                       27103
-------------------------------------------------                 ----------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code (336) 725-2981
                                                   --------------



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Item 5. Other Events

a) On September 27, 2001, Krispy Kreme Doughnuts, Inc. (the "Company") announced the development of a new proprietary doughnut technology which has the potential to substantially increase the number of stores featuring its signature "hot doughnuts now" experience. The Company is calling this technology the "Krispy Kreme Hot Doughnut Machine."

     On October 10, 2001, the Company announced the location of three new outlets that will be used to test the Company's new Hot Doughnut Machine technology as well as introduce a new store design that has been developed to reflect and enhance the brand's core values. In addition, these stores will feature the Company's new expanded beverage program.

     Copies of the press releases issued by the Company on September 27, 2001 and October 10, 2001 respectively are attached hereto as exhibits 99.1 and 99.2 and are incorporated herein by reference.

b) On October 1, 2001, the Company was notified that a demand for arbitration, relating to a legal proceeding which was previously disclosed in the Company's filings with the Securities and Exchange Commission, had been filed with the American Arbitration Association.

Set forth below is the updated disclosure relating to this matter:

     On March 9, 2000, we, our Chairman, President and Chief Executive Officer and other persons were named as defendants in a lawsuit (Kevin L. Boylan and Bruce Newberg v. Golden Gate Doughnuts, LLC, Krispy Kreme Doughnuts Corporation, Krispy Kreme Doughnuts, Inc., Scott Livengood, Brad Bruckman, and Does 1 through 20, Superior Court for the County of Los Angeles, California, Case No. RC226214). The plaintiffs allege that we and other defendants breached an agreement regarding plaintiffs' participation in a franchise operation in Northern California. The complaint, which asserts breach of contract, promissory estoppel, intentional interference with contract and business relations and breach of fiduciary duty claims, seeks unspecified money damages in an amount to be proven at trial, but not less than $10 million. The complaint also seeks punitive damages. Although we had been in discussions with the plaintiffs with respect to their participation in the Northern California franchise, numerous material differences regarding the terms and conditions of their participation were never resolved. As a result, no oral agreement was ever reached and no written agreement was executed. On September 22, 2000, after the case was transferred to the Sacramento Superior Court, that court granted our motion to compel arbitration of the action and stayed the action pending the outcome


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                                      -3-

     of arbitration. On November 3, 2000, the plaintiffs petitioned for a writ of mandate overruling the Superior Court. On December 21, 2000, the Court of Appeals summarily denied the writ petition. Plaintiffs failed to petition the California Supreme Court for review of the lower Court's decision within the time permitted by law. On October 1, 2001, plaintiffs filed a demand for arbitration with the American Arbitration Association, requesting the arbitration be held in Charlotte, North Carolina. We believe the plaintiffs' claims have no merit and will vigorously defend this matter before the arbitrator. The lawsuit against Mr. Livengood was dismissed by the California court for lack of personal jurisdiction. Plaintiffs have not appealed this judgment.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit No.       Description

          99.1               Press release dated September 27, 2001

          99.2               Press release dated October 10, 2001

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 KRISPY KREME DOUGHNUTS, INC.


Dated:  November 1, 2001         By:  /s/ John W. Tate
                                      -----------------------------------------
                                      Name:  John W. Tate
                                      Title: Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.               Description

99.1                      Press release dated September 27, 2001

99.2                      Press release dated October 10, 2001

                                                                    EXHIBIT 99.1

KRISPY KREME ANNOUNCES DEVELOPMENT OF NEW HOT DOUGHNUT TECHNOLOGY

     WINSTON-SALEM, N.C., Sept. 27 -- Krispy Kreme Doughnuts, Inc. (NYSE: KKD) today announced the development of a new proprietary doughnut technology which has the potential to substantially increase the number of stores featuring its signature "hot doughnut now" experience. The Company is calling this technology the "Krispy Kreme Hot Doughnut Machine." The new machine, a conveyor oven and glazing system, closely resembles Krispy Kreme's current doughnut production equipment, which the Company also manufactures. The Hot Doughnut Machine, however, is designed to finish cooking and glazing doughnuts that have been prepared to a certain point at a factory store and delivered fresh to a store employing this technology. The result is a hot doughnut virtually identical to that experienced in Krispy Kreme's traditional factory stores. Since this system is only finishing the doughnut making process, it requires much less space, direct labor and investment than the full production process.

     An additional benefit of the new system is the ability to offer multiple varieties of hot doughnuts throughout the day. "Hot doughnuts are the essence of the Krispy Kreme brand and our company is committed to strategically pursuing opportunities to extend the hot doughnut experience to our customers. This new technology accomplishes that through a patented process integrating the key variables of time, temperature and humidity. It is the result of two years of intensive research and development efforts within Krispy Kreme and reflects our commitment to improve the customer experience through innovation," said Krispy Kreme's Chairman, President and Chief Executive Officer, Scott Livengood.

     Krispy Kreme is announcing the development of the Hot Doughnut Machine at this time because they are preparing to open stores to test the concept. Test stores utilizing the new equipment will allow Krispy Kreme to further understand and refine the technology. "If the tests are successful, we have the potential to substantially increase the number of Krispy Kreme stores and hot doughnut experiences available to our customers," commented Livengood. "Stores that utilize the Hot Doughnut Machine technology will complement, not replace our traditional factory stores. This technology provides us with the versatility we need to enter market areas which before were not practical, including certain urban locations, smaller markets, and confined locations such as airports and malls. We also will be able to take advantage of existing stores' production capacity, creating efficiencies and greater profitability. In fact, the factory store leverage which this technology could generate might actually cost-justify additional factory stores beyond the 750 we have previously estimated in the United States."


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     The 64-year old North Carolina-based company is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates 196 stores in 31 states.

     Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

     Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, competition and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.

                                                                    EXHIBIT 99.2

KRISPY KREME ANNOUNCES STORES FEATURING NEW HOT DOUGHNUT TECHNOLOGY, NEW STORE DESIGN, AND NEW BEVERAGE PROGRAM

     WINTSON-SALEM, N.C., Oct. 10-- Krispy Kreme Doughnuts, Inc. (NYSE: KKD) today announced the location of three new outlets that will be used to test the Company's new Hot Doughnut Machine technology as well as introduce a new store design that has been developed to reflect and enhance the brand's core values. In addition, these stores will feature Krispy Kreme's new expanded beverage program.

     The new stores testing the Hot Doughnut Machine technology are scheduled to open in Winston-Salem, North Carolina, near the Company's corporate headquarters, in mid November; and in Greensboro and Charlotte, North Carolina by the end of the year. These test stores will allow Krispy Kreme to further understand and refine the Hot Doughnut Machine technology. If the tests are successful, the Company has the potential to substantially increase the number of Krispy Kreme stores and hot doughnut experiences available to customers. Stores that utilize the Hot Doughnut Machine technology will complement, not replace traditional factory stores. This technology provides Krispy Kreme with the versatility to enter market areas which before were not practical, including certain urban locations, smaller markets, and confined locations such as airports and malls.

     The new look that has been developed for Krispy Kreme stores combines historical references such as copies of 50-year-old company posters (which are archived in the Smithsonian Institution) with modern elements including stainless steel and light woods. In its totality, the design celebrates Krispy Kreme's long heritage while also creating a warm, inviting and updated environment. Colorful menu boards and employee uniforms compliment the decor. "The core elements of the Krispy Kreme brand like our Hot Original Glazed doughnuts and the doughnut-making theater are still very much a part of the store design. However, the overall look and feel of the store has been updated and we feel that the new look captures the true essence of our unique brand in a very distinct way," said Scott Livengood, Chairman, President, and CEO.

     Krispy Kreme's expanded beverage program will feature three drip coffees ranging from light and smooth to deeper, more intense blends. It will also include espresso beverages, frozen coffee beverages, and other frozen beverages prepared with a variety of proprietary flavors. In addition, there will be a line of flavored milks. These new beverages will be featured in the Hot Doughnut Machine test stores and also in the new factory store in Issaquah, Washington, just outside of Seattle, which is currently scheduled to open on October 30, 2001. After further testing and refinement, the Company will begin a rollout of the expanded line of beverages in all Krispy Kreme stores.


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                                      -2-


     The 64-year old North Carolina-based Company is a leading branded specialty retailer of premium quality doughnuts, including the company's signature Hot Original Glazed. Krispy Kreme currently operates 196 stores in 31 states.

     Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

     Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, competition and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.